COMMAND MONEY
FUND GATEWAY CENTER
THREE, 4th Floor
100 MULBERRY
STREET
					NEWARK, NEW JERSEY
07102



	February 21, 2003
Securities and Exchange Commission
450 Fifth Street, NW


Washington, DC
20549
Re:  COMMAND
Money
Fund
File
No.
811-
3253
Ladies and
Gentlemen:


	Enclosed  please find the Semi-Annual Report on  Form  N-
SAR for  the  above referenced Fund, for the six-month  period ended December 31, 2002. The enclosed is being filed electronically via the EDGAR System.
						Yours truly,
						/s/ Jonathan D. Shain
						Jonathan D. Shain
						Secretary
Enclosure
	This  report  is signed on behalf of the Registrant  in
the City  of  Newark  and  State of New Jersey on  the  21st
day  of February 2003.
COMMAND Money Fund
By:  /s/ Jonathan D. Shain   Witness: /s/  Floyd L. Hoelscher
Jonathan D. Shain		       Floyd L.
Hoelscher
		Secretary